EXHIBIT 99.3

Condensed Consolidated Interim Financial Statements of

Ritchie Bros. Auctioneers Incorporated

for the three and six months ended June 30, 2015

The accompanying unaudited condensed consolidated interim financial statements do not include all information and footnotes required for a complete set of annual financial statements prepared in accordance with United States generally accepted accounting principles. However, in the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the relevant periods have been made. Results for the interim periods are not necessarily indicative of the results to be expected for the year or any other period. These financial statements should be read in conjunction with the summary of accounting policies and the notes to the audited annual consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, a copy of which has been filed with the U.S. Securities and Exchange Commission. These policies have been applied on a consistent basis.

Condensed Consolidated Interim Income Statements

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Revenues (note 5)	$155,477	$141,835	$271,095	$240,423
Direct expenses, excluding depreciation and amortization	17,027	17,616	28,636	27,916
	138,450	124,219	242,459	212,507

Selling and, general and administrative expenses	65,239	61,513	128,995	121,485
Depreciation and amortization expenses	10,769	10,979	21,385	21,576
Gain on disposition of property, plant and equipment	(791)	(258)	(966)	(329)
Foreign exchange loss (gain)	438	212	(2,769)	(1,079)
Operating income	62,795	51,773	95,814	70,854

Other income (expense):
Interest income	680	617	1,527	1,125
Interest expense	(1,308)	(1,345)	(2,577)	(2,764)
Equity income	173	97	406	179
Other, net	918	591	1,631	1,316
	463	(40)	987	(144)

Income before income taxes	63,258	51,733	96,801	70,710

Income tax expense (recovery) (note 6):
Current	19,365	12,969	30,078	18,032
Deferred	(1,953)	1,228	(3,233)	1,707
	17,412	14,197	26,845	19,739

Net income	$45,846	$37,536	$69,956	$50,971

Net income attributable to:
Stockholders	$45,083	$37,008	$68,860	$50,182
Non-controlling interests	763	528	1,096	789
	$45,846	$37,536	$69,956	$50,971

Earnings per share attributable to stockholders (note 8):
Basic	0.42	0.35	0.64	0.47
Diluted	0.42	0.34	0.64	0.47

Weighted average number of shares outstanding (note 8):
Basic	106,506,916	107,225,226	106,993,228	107,136,745
Diluted	106,978,061	107,618,315	107,390,303	107,501,462

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	1

Condensed Consolidated Interim Statements of Comprehensive Income

(Expressed in thousands of United States dollars)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net income	$45,846	$37,536	$69,956	$50,791

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	5,212	4,504	(23,086)	3,431
Total comprehensive income	$51,058	$42,040	$46,870	$54,222

Total comprehensive income (loss) attributable to:
Stockholders	$50,295	$41,471	$45,960	$53,403
Non-controlling interests	763	569	910	819
	$51,058	$42,040	$46,870	$54,222

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	2

Condensed Consolidated Interim Balance Sheets

(Expressed in thousands of United States dollars, except per share data)

(Unaudited)

	June 30,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$214,209	$139,815
Restricted cash	151,036	93,274
Trade and other receivables	129,622	76,062
Inventory (note 11)	34,451	42,750
Advances against auction contracts	8,960	26,180
Prepaid expenses and deposits	9,889	11,587
Assets held for sale (note 12)	1,563	1,668
Income taxes receivable	6,412	3,237
	556,142	394,573
Property, plant and equipment	545,713	580,701
Equity-accounted investments (note 13)	3,282	3,001
Other non-current assets	4,327	5,504
Intangible assets, net	44,798	45,504
Goodwill	81,577	82,354
Deferred tax assets	6,301	9,873
	$1,242,140	$1,121,510

Liabilities and Equity
Current liabilities:
Auction proceeds payable	$256,777	$109,378
Trade and other payables	102,148	126,738
Income taxes payable	14,781	10,136
Short-term debt (note 14)	13,773	7,839
Current portion of long-term debt (note 14)	47,994	-
	435,473	254,091

Long-term debt (note 14)	57,210	110,846
Share unit liabilities	8,915	5,844
Other non-current liabilities	6,695	7,436
Deferred tax liabilities	26,294	34,074
	534,587	412,291

Contingencies (note 17)

Contingently redeemable non-controlling interest (note 7)	16,470	17,287
Stockholders’ equity (note 15):
Share capital:
Common stock: no par value, unlimited shares issued and outstanding: 107,107,570 shares (December 31, 2014 – 107,687,935)	129,166	141,257
Additional paid-in capital	26,253	31,314
Retained earnings	575,314	536,111
Accumulated other comprehensive loss	(39,650)	(16,750)
Stockholder’ equity	691,083	691,932
	$1,242,140	$1,121,510

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	3

Condensed Consolidated Interim Statements of Changes in Equity

(Expressed in thousands of United States dollars, except where noted)

(Unaudited)

	Attributable to stockholders
					Accumulated		Contingently
	Common stock		Additional		Other		Redeemable
	Number of		Paid-In	Retained	Comprehensive	Total	Non-controlling
	Shares	Amount	Capital	Earnings	Loss	Equity	Interest
Balance, December 31, 2014	107,687,935	$141,257	$31,314	$536,111	$(16,750)	$691,932	$17,287

Net income	-	-	-	68,860	-	68,860	1,096
Change in fair value of contingently redeemable non-controlling interest	-	-	-	387	-	387	(387)
Other comprehensive loss	-	-	-	-	(22,900)	(22,900)	(186)
	-	-	-	69,247	(22,900)	(46,347)	523

Stock option exercises	1,319,635	35,398	(7,452)	-	-	27,946	-
Stock option tax adjustment	-	-	335	-	-	335	-
Stock option compensation expense (note 16)	-	-	2,056	-	-	2,056	-
Shares repurchased (note 15)	(1,900,000)	(47,489)	-	-	-	(47,489)	-
Cash dividends paid	-	-	-	(30,044)	-	(30,044)	(1,340)
Balance, June 30, 2015	107,107,570	$129,166	$26,253	$575,314	$(39,650)	$691,083	$16,470

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	4

Condensed Consolidated Interim Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

	Six months ended June 30,
	2015	2014

Cash provided by (used in):

Operating activities:
Net income	$69,956	$50,971
Adjustments for items not affecting cash:
Depreciation and amortization expenses	21,385	21,576
Inventory write down	313	469
Stock option compensation expense (note 16)	2,056	1,581
Deferred income tax expense (recovery)	(3,233)	1,707
Equity income less dividends received	(406)	(179)
Unrealized foreign exchange gain (loss)	187	(179)
Gain on disposition of property, plant and equipment	(966)	(329)
	19,336	24,646
Net changes in operating assets and liabilities (note 9)	43,865	(5,704)
Net cash provided by operating activities	133,157	69,913

Investing activities:
Property, plant and equipment additions	(4,612)	(12,388)
Intangible asset additions	(4,467)	(7,356)
Proceeds on disposition of property, plant and equipment	3,896	1,547
Other, net	-	(540)
Net cash used in investing activities	(5,183)	(18,737)

Financing activities:
Issuance of share capital	27,946	5,093
Share repurchase (note 15)	(47,489)	-
Dividends paid to stockholders	(30,044)	(27,857)
Dividends paid to contingently redeemable non-controlling interests	(1,340)	-
Proceeds from short-term debt	6,497	35,716
Repayment of short-term debt	(416)	(4,400)
Repayment of long-term debt	-	(48,100)
Repayment of finance lease obligations	(1,054)	(853)
Other, net	201	(225)
Net cash used in financing activities	(45,699)	(40,626)

Effect of changes in foreign currency rates on cash and cash equivalents	(7,881)	(2,731)

Increase in cash and cash equivalents	74,394	7,819
Cash and cash equivalents, beginning of period	139,815	114,596
Cash and cash equivalents, end of period	$214,209	$122,415

Supplemental cash flow information (note 9)

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	5

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

1.	Basis of preparation

The accompanying unaudited condensed consolidated interim financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). They include the accounts of Ritchie Bros. Auctioneers Incorporated and its subsidiaries (collectively referred to as the “Company”) from their respective dates of formation or acquisition. All significant intercompany balances and transactions have been eliminated.

Certain information and footnote disclosure required by U.S. GAAP for complete annual financial statements have been omitted and, therefore, these condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K, filed with the SEC. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (“IFRS”), for reporting as permitted by security regulators in Canada and the United States under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (“SEC”). At the end of the second quarter of 2015, the Company determined that it no longer qualified as a foreign private issuer under the SEC rules. As a result, beginning January 1, 2016 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to U.S. GAAP was made retrospectively for all periods from the Company’s inception. In conjunction with the transition, the Company is refiling the interim financial information included herein to comply with Canadian securities regulations.

2.	Significant accounting policies

There have been no changes to the Company’s significant accounting policies as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(a)	Adoption of new accounting pronouncements

During fiscal year 2015, the Company transitioned its accounting from IFRS to U.S. GAAP. The transition was made retrospectively for all periods presented. The transitional included the adoption of any relevant accounting pronouncements effective for fiscal years commencing January 1, 2015.

(i)	In January 2015, the Company early adopted Accounting Standards Update (“ASU”) 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which requires the Company to measure inventory at the lower of cost or net realizable value, which consists of the estimated selling prices in the ordinary course of business, less reasonably predictable cost of completions, disposal, and transportation. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

Ritchie Bros.	6

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

2.	Significant accounting policies

(a)	Adoption of new accounting pronouncements (continued)
(ii)	In November 2015, the Financial Accounting Standards Board, (“FASB”) issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, amending the accounting for income taxes and requiring all deferred tax assets and liabilities to be classified as non-current on the consolidated balance sheet. The ASU is effective for reporting periods beginning after December 15, 2016, with early adoption permitted. The ASU may be adopted either prospectively or retrospectively. This standard was adopted retrospectively in the Company’s consolidated financial statements.

(iii)	In April 2015, the FSAB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for interim and annual periods beginning after December 15, 2015. This standard was adopted retrospectively in the Company’s consolidated financial statements.

(b)	Recent accounting pronouncements not yet adopted
(i)	In July 2015, FASB delayed the effective date of ASU 2014-09, Revenue from Contracts with Customers by one year. Reporting entities may choose to adopt the standard as of the original effective date. Based on its outreach to various stakeholders and the forthcoming amendments to ASU 2014-09, the FASB decided that a deferral is necessary to provide adequate time to effectively implement the new revenue standard. ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company is evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

(ii)	In February 2015, the FASB issued ASU 2015-02, Consolidation – Amendments to the Consolidation Analysis. ASU 2015-02 changes the evaluation of whether limited partnerships, and similar legal entities, are variable interest entities, or VIEs, and eliminates the presumption that a general partner should consolidate a limited partnership that is a voting interest entity. The new guidance also alters the analysis for determining when fees paid to a decision maker or service provider represent a variable interest in a VIE and how interests of related parties affect the primary beneficiary determination. ASU 2015-02 is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. The new standard allows early adoption, including early adoption in an interim period. The Company is evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

(iii)	In September 2015, the FASB issued ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments. The update requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The standard is effective for fiscal years beginning after December 15, 2015. Early application is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Ritchie Bros.	7

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

3.	Seasonality of operations

The Company's operations are both seasonal and event driven. Revenues tend to be highest during the second and fourth calendar quarters. The Company generally conducts more auctions during these quarters than during the first and third calendar quarters. Late December through mid-February and mid-July through August are traditionally less active periods.

4.	Segmented information

The Company’s principal business activity is the sale of industrial equipment and other assets at auctions. The Company’s operations are comprised of two reportable segments as determined by their differing service delivery model, these are:

•	Core Auction segment, a network of auction locations that conduct live, unreserved auctions with both on-site and online bidding; and

•	EquipmentOne segment, a secure online marketplace that facilitates private equipment transactions.

The accounting policies of the segments are similar to those described in the significant accounting policies in note 2. The Chief Operating Decision Maker evaluates each segment’s performance based on earnings (loss) from operations. The significant non-cash items included in segment earnings (loss) from operations is depreciation and amortization.

	Three months ended June 30, 2015			Three months ended June 30, 2014
	Core Auction	EquipmentOne	Consolidated	Core Auction	EquipmentOne	Consolidated

Revenues	$151,645	$3,832	$155,477	$138,554	$3,281	$141,835
Direct expenses	(17,027)	-	(17,027)	(17,616)	-	(17,616)
Selling, general and administrative expenses	(61,801)	(3,438)	(65,239)	(57,584)	(3,929)	(61,513)
Depreciation and amortization expenses	(9,972)	(797)	(10,769)	(10,062)	(917)	(10,979)
	$62,845	$(403)	$62,442	$53,292	$(1,565)	$51,727
Gain on disposition of property, plant and equipment				791		258
Foreign exchange loss			(438)			(212)
Operating income			$62,795			$51,773
Equity income			173			97
Other and income tax expenses			(17,122)			(14,334)
Net income			$45,846			$37,536

Ritchie Bros.	8

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

4.	Segment Reporting (continued)

	Six months ended June 30, 2015			Six months ended June 30, 2014
	Core Auction	EquipmentOne	Consolidated	Core Auction	EquipmentOne	Consolidated

Revenues	$264,290	$6,805	$271,095	$234,686	$5,737	$240,423
Direct expenses	(28,636)	-	(28,636)	(27,916)	-	(27,916)
Selling, general and administrative expenses	(122,399)	(6,596)	(128,995)	(113,493)	(7,992)	(121,485)
Depreciation and amortization expenses	(19,668)	(1,717)	(21,385)	(19,743)	(1,833)	(21,576)
	$93,587	$(1,508)	$92,079	$73,534	$(4,088)	$69,446
Gain on disposition of property, plant and equipment			966			329
Foreign exchange gain			2,769			1,079
Operating income			$95,814			$70,854
Equity income			406			179
Other and income tax expenses			(26,264)			(20,062)
Net income			$69,956			$50,971

The Chief Operating Decision Maker does not evaluate the performance of its operating segments based on segment assets and liabilities. The Company does not classify liabilities on a segmented basis.

5.	Revenues

The Company’s revenue from the rendering of services is as follows:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Commissions	$124,592	$112,684	$217,732	$190,858
Fees	30,885	29,151	53,363	49,565
	$155,477	$141,835	$271,095	$240,423

Net profits on inventory sales included in commissions are:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Revenue from inventory sales	$150,147	$191,085	$303,428	$342,782
Cost of inventory sold	(136,255)	(179,782)	(274,832)	(320,021)
	$13,892	$11,303	$28,596	$22,761

Ritchie Bros.	9

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

6.	Income taxes

The Company’s consolidated effective tax rate in respect of operations for the three and six months ended June 30, 2015 was 27.5% and 27.7% respectively (2014: 27.4% and 27.9%). The effective tax rate increased relative to the comparative period primarily as the result of a greater proportion of earnings subject to taxation in jurisdictions with higher tax rates.

7.	Contingently redeemable non-controlling interest in Ritchie Bros. Financial Services

The Company holds a 51% interest in Ritchie Bros. Financial Services (“RBFS”), an entity that provides loan origination services to enable the Company’s auction customers to obtain financing from third party lenders. As a result of the Company’s involvement with RBFS, the Company is exposed to risks related to the recovery of the net assets of RBFS as well as liquidity risks associated with the put option discussed below.

The Company has determined RBFS is a variable interest entity because the Company provides subordinated financial support to RBFS and because the Company’s voting interest is disproportionately low in relation to its economic interest in RBFS while substantially all the activities of RBFS involve or are conducted on behalf of the Company. The Company has determined it is the primary beneficiary of RBFS as it is part of a related party group that has the power to direct the activities that most significantly impact RBFS’s economic performance, and although no individual member of that group has such power, the Company represents the member of the related party group that is most closely associated with RBFS.

The Company and the non-controlling interest (“NCI”) holders each hold options pursuant to which the Company may acquire, or be required to acquire, the NCI holders’ 49% interest in RBFS. These call and put options become exercisable in April 2016. As a result of the existence of the put option, the NCI is accounted for as a contingently redeemable equity instrument (the “contingently redeemable NCI”).

At all reporting periods presented, the Company determined that redemption was probable and measured the carrying value of the contingently redeemable NCI at its estimated redemption value. The NCI can be redeemed at a purchase price to be determined through an independent appraisal process conducted in accordance with the terms of the agreement, or at a negotiated price (the “redemption value”) and therefore, the redemption value on exercise may materially differ from the redemption value as at December 31, 2015. The Company has the option to elect to pay the purchase price in either cash or shares of the Company, subject to the Company obtaining all relevant security exchange and regulatory consents and approvals.

The redemption value of the contingently redeemable NCI was determined based on a blended analysis of a capitalized cash flow approach and a market value approach towards determining an estimated fair value of RBFS, with adjustments for relevant market participant data. The Company has estimated the redemption value using the capitalized cash flow approach, with significant inputs including the capitalization multiple, which is based on an estimated weighted average cost of capital of 15%, as well as a long-term earnings growth for RBFS of 4% and foreign exchange rates. Significant estimates in the market value approach include identifying similar companies with comparable business factors to RBFS, and implied valuation multiples for these companies.

The estimation of fair value as a basis of determining the redemption value required management to make significant judgments, estimates, and assumptions as of the reporting date. Those judgments, estimates, and assumptions could vary significantly between the reporting date and when the call and put options become exercisable in April 2016.

Ritchie Bros.	10

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

8.	Earnings per share attributable to shareholders

	Three months ended			Six months ended
	June 30, 2015			June 30, 2015
	Net		Per share	Net		Per share
	earnings	Shares	amount	earnings	Shares	amount

Basic earnings per share attributable to shareholders	$45,083	106,506,916	$0.42	$68,860	106,993,228	$0.64
Effect of dilutive securities:
Stock options	-	471,145	-	-	367,075	-
Diluted earnings per share attributable to shareholders	$45,083	106,978,061	$0.42	$69,920	107,390,303	$0.64

	Three months ended			Six months ended
	June 30, 2014			June 30, 2014
	Net		Per share	Net		Per share
	earnings	Shares	amount	earnings	Shares	amount

Basic earnings per share attributable to shareholders	$37,008	107,225,226	$0.35	$50,182	107,136,745	$0.47
Effect of dilutive securities:
Stock options	-	393,089	(0.01)	-	364,717	-
Diluted earnings per share attributable to shareholders	$37,008	107,618,315	$0.35	$50,182	107,501,462	$0.47

For the three and six months ended June 30, 2015, stock options to purchase 72,309 and 253,622 common shares, respectively were outstanding but were excluded from the calculation of diluted earnings per share as they were anti-dilutive (2014: 789,949 and 1,100,795 for three months and six months ended June 30, 2014).

Ritchie Bros.	11

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

9.	Supplemental cash flow information

	Six months ended June 30,
	2015	2014

Restricted cash	$(60,394)	$(35,773)
Trade and other receivables	(55,670)	(62,949)
Inventory	7,261	(813)
Advances against auction contracts	17,004	(14,127)
Prepaid expenses and deposits	1,289	(2,263)
Income taxes receivable	(3,175)	(6,513)
Auction proceeds payable	149,860	121,375
Trade and other payables	(23,545)	(581)
Income taxes payable	4,950	(4,200)
Share unit liabilities	3,643	2,522
Other	2,642	(2,382)
Net changes in operating assets and liabilities	$43,865	$(5,704)

	Six months ended June 30,
	2015	2014

Interest paid, net of interest capitalized	$2,619	$2,231
Interest received	1,527	1,121
Net income taxes paid	26,057	26,339

Non-cash transactions:
Non-cash purchase of property, plant and equipment under capital lease	-	1,578

Ritchie Bros.	12

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

10.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy based on the lowest level input that is significant to the fair value measurement or disclosure, as explained in the Company’s audited annual financial statements.

	June 30, 2015			December 31, 2014
		Carrying	Fair	Carrying	Fair
	Category	amount	value	amount	value

Fair values disclosed
Recurring:
Cash and cash equivalents	Level 1	$214,209	$214,209	$139,815	$139,815
Restricted cash	Level 1	151,036	151,036	93,274	93,274
Short-term debt	Level 2	13,773	13,773	7,839	7,839
Current portion of long-term debt	Level 2	47,994	47,994	-	-
Long-term debt	Level 2	57,210	59,444	110,846	114,532
Non-recurring:
Japanese assets:
Land and improvements	Level 3	$14,261	$ N/A	$14,719	$16,150
Auction building	Level 3	4,178	N/A	4,368	4,779

The carrying value of the Company‘s cash and cash equivalents, trade and other current receivables, advances against auction contracts, auction proceeds payable, trade and other payables, and current portion of long-term debt and short-term debt approximate their fair values due to their short terms to maturity.

The fair values of long-term debt are determined through the calculation of each liability‘s present value using market rates of interest at period close.

During the year ended December 31, 2014, the Company recognized an impairment loss on its auction site property located in Narita, Japan. The impairment loss was for the land and improvements and the auction building (the “Japanese assets“). Management assessed the recoverable amounts of the Japanese assets when results of an assessment of the Japan auction operations and performance of that auction site indicated impairment, and management concluded that the step 1 undiscounted cash flow resulted in recoverable amounts below the carrying value of the Japanese assets. The fair values of the Japanese assets were determined to be $16,150,000 for the land and improvements and $4,779,000 for the auction building based on the fair value less costs of disposal.

The Company performed a valuation of the Japanese assets as at December 31, 2014. The fair value of the land and improvements was determined based on comparable data in similar regions and relevant information regarding recent events impacting the local real-estate market (Level 3 inputs). The fair value of the auction building was determined based on a depreciated asset cost model with adjustments for relevant market participant data based on the Company‘s experience with disposing of similar auction buildings and current real estate transactions in similar regions (Level 3 inputs).

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

10.	Fair value measurement (continued)

Determination of the recoverable amount of the Japanese assets involved estimating any costs that would be incurred if the assets were disposed of, including brokers‘ fees, costs to prepare the Japanese assets for sale and other selling fees. In determining these costs, management assumed that any costs required to prepare the Japanese assets for sale could be estimated based on current market rates for brokers‘ fees and management‘s experience with disposing of similar auction sites, taking into consideration the relative newness of the Japan auction site (Level 3 inputs).

The impaired Narita land and improvements and auction building form part of the Company‘s Core Auction reportable segment.

11.	Inventory

Every period end inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value. During the three and six months ended June 30, 2015, the Company recorded an inventory write down of $253,000 and $313,000, respectively (2014: $469,000 and $469,000).

Of inventory held at June 30, 2015, 100% is expected to be sold prior to the end of September 2015 (December 31, 2014: 97% sold prior to the end of March 2015, with the remainder expected to sold by the end of June 2015).

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

12.	Assets held for sale

At June 30, 2015, the Company held land for sale in Edmonton and London, Canada.

Balance, December 31, 2014	$1,668
Reclassified from property, plant and equipment	1,597
Disposal	(1,651)
Foreign exchange movement	(51)
Balance, June 30, 2015	$1,563

13.	Equity-accounted investments

The Company holds a 48% share interest in a group of companies detailed below (together, the Cura Classis entities), which have common ownership. The Cura Classis entities provide dedicated fleet management services in three jurisdictions to a common customer unrelated to the Company. The Company has determined the Cura Classis entities are variable interest entities and the Company is not the primary beneficiary, as it does not have the power to make any decisions that significantly affect the economic results of the Cura Classis entities. Accordingly, the Company accounts for its investments in the Cura Classis entities following the equity method.

A condensed summary of the Company's investments in and advances to equity-accounted investees are as follows (in thousands of U.S. dollars, except percentages):

	Ownership	June 30	December 31
	percentage	2015	2014
Cura Classis entities	48%	$3,282	$3,001

As a result of the Company’s investments, the Company is exposed to risks associated with the results of operations of the Cura Classis entities. The Company has no other business relationship with the Cura Classis entities. The Company’s maximum risk of loss associated with these entities is the investment carrying amount.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

14.	Debt

	Carrying value
	June 30,	December 31,
	2015	2014
Short-term debt	$13,773	$7,839

Long-term debt:

Term loan, denominated in Canadian dollars, unsecured, bearing interest at 4.225%, due in quarterly installments of interest only, 26,802 with the full amount of the principal due in May 2022.	$27,210	$29,257

Term loan, denominated in United States dollars, unsecured, bearing interest at 3.59%, due in quarterly installments of interest only, 30,000 with the full amount of the principal due in May 2022.	30,000	30,000

Term loan, denominated in Canadian dollars, unsecured, bearing interest at 6.385%, due in quarterly installments of interest only, with the full amount of the principal due in May 2016.	47,994	51,589

	$105,204	$110,846
Total debt	$118,977	$118,685

Total long-term debt:
Current portion	$47,994	$-
Non-current portion	57,210	110,846
	$105,204	$110,846

At June 30, 2015, current portion of long-term debt consisted of a Canadian dollar 60 million term loan under the Company’s uncommitted, non-revolving credit facility and borrowings under the Company’s committed, revolving credit facility.

As at June 30, 2015, short-term debt is comprised of drawings in different currencies on the Company’s revolving credit facility of $285,000,000 (December 31, 2014: $285,000,000), and have a weighted average interest rate of 5.5% (December 31, 2014: 1.83%).

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

15.	Stockholders’ equity and dividends

Preferred shares

Unlimited number of senior preferred shares, without par value, issuable in series.

Unlimited number of junior preferred shares, without par value, issuable in series.

All issued shares are fully paid. No preferred shares have been issued.

Share repurchase

During March 2015, 1,900,000 common shares were repurchased at a weighted average share price of $24.98 per share. The repurchased shares were cancelled on March 26, 2015.

Dividends

Declared and paid

The Company declared and paid the following dividends during the six months ended June 30, 2015 and 2014:

	Declaration date	Dividend per share	Record date	Total dividends	Payment date
Six months ended June 30, 2015:
First quarter 2015	May 7, 2015	$0.1400	May 29, 2015	14,955	June 19, 2015
Second quarter 2015	August 6, 2015	0.1600	September 4, 2015	17,147	September 25, 2015

Six months ended June 30, 2014:
First quarter 2014	May 2, 2014	0.1300	May 23, 2014	13,942	June 13, 2014
Second quarter 2014	August 5, 2014	0.1400	August 22, 2014	15,028	September 12, 2014

16.	Share-based payments

Share-based payments consisted of the following compensation costs recognized in selling, general and administrative expenses as follows:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Stock option compensation expense	$1,333	$631	$2,056	$1,581
Share unit expense	2,902	1,258	3,919	2,522
Employee share purchase plan – employer contribution	323	320	631	630
	$4,558	$2,209	$6,606	$4,733

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

16.	Share-based payments (continued)

Stock option plan

Stock option activity for the six months ended June 30, 2015 and the year ended December 31, 2014 is presented below:

	June 30, 2015		December 31, 2014
	Common shares	WA exercise	Common shares	WA exercise
	under option	price	under option	Price

Outstanding, beginning of period	3,897,791	$22.09	3,749,574	$21.09
Granted	839,942	25,28	837,364	23.60
Exercised	(1,319,634)	21.18	(663,152)	18.28
Forfeited	(63,719)	22.87	(25,995)	23.26
Outstanding, end of period	3,354,380	$23.23	3,897,791	$22.09
Exercisable, end of period	1,802,863	$22.23	2,483,530	$21,65

The options outstanding at June 30, 2015 expire on dates ranging to June 8, 2025. The weighted average share price of options exercised during the six months ended June 30, 2015 was $27.76 per option (2014 $23.92).

The fair value of the stock option grants was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Six months ended June 30,	2015	2014
Risk free interest rate	1.8%	1.7%
Expected dividend yield	2.18%	2.31%
Expected lives of the stock options	5 years	5 years
Expected volatility	26.3%	29.2%

Risk free interest rate is the US Treasury Department five year treasury yield curve rate on the date of the grant. Expected dividend yield assumes a continuation of the most recent dividend payment for the coming quarterly dividends. Expected lives of options is based on the age of the options on the exercise date over the past five years. Expected volatility is based on the historical share price volatility over the past five years.

The weighted average grant date fair value of options granted during the six months ended June 30, 2015 was $5.36 per option (2014 - $5.09). The compensation expense arising from option grants is amortized over the relevant vesting periods of the underlying options.

As at June 30, 2015, the unrecognized stock-based compensation cost related to the non-vested stock options was $5,806,000, which is expected to be recognized over a weighted average period of 2.9 years. Cash received from stock-based award exercises for the six months ended June 30, 2015 was $27,946,000 (2014: $5,093,000).

Share unit plans

During the six months ended June 30, 2015, the Company granted share units under two new performance share unit (“PSU”) plans, a senior executive PSU plan and an employee PSU plan. The two new plans have identical terms and conditions, with the exception of clauses under the senior executive PSU plan that address the treatment of recipients’ PSUs in the event of a change of control of the Company.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

16.	Share-based payments (continued)

Under the plans, the number of PSUs that vest is conditional upon specified market and non-market vesting conditions being met. The market vesting condition is based on the relative performance of the Company’s share price in comparison to the performance of a pre-determined portfolio of other companies’ share prices. The non-market vesting conditions are based on the achievement of specific performance measures and can result in participants earning between 0% and 200% of the target number of PSUs granted.

Both new plans entitle the grant recipient to a payment equal to the dividend-adjusted number of PSUs vested multiplied by the VWAP of the Company’s common shares reported by the New York Stock Exchange for the twenty days prior to vest date. Unlike the Company’s other share unit plans, the two new PSU plans give the Company the option of settling in either cash or equity, with equity-settlement subject to shareholder approval. Shareholder approval for equity-settlement of the new PSUs had not been sought out or obtained as at June 30, 2015. As such, the Company has determined that there is a present obligation to settle in cash, and has accounted for the two new PSU plans as cash-settled share-based payment transactions.

The WA grant date fair value of the 199,938 PSUs granted under the new plans during the six months ended June 30, 2015, excluding the effect of dividend adjustments, was $24.33. These PSUs are subject to market vesting conditions and their fair value at grant date was estimated using a binomial model with the following assumptions:

2015
Risk free interest rate	1.3%
Expected dividend yield	2.17%
Expected lives of the PSUs	3 years
Expected volatility	29.4%
Average expected volatility of comparable companies	32.8%

The WA grant date fair value of the 18,743 deferred share units (“DSUs”) granted under the DSU plan to members of the Board of Directors during the six months ended June 30, 2015, excluding the effect of dividend adjustments, was $25.77 (2014 - $22.61). These DSUs are not subject to market vesting conditions and their fair value was estimated using the 20-day volume weighted average price of the Company’s common shares listed on the New York Stock Exchange.

The total market value of share units vested and released during the six months ended June 30, 2015 was $1,253,000 (2014: $1,377,000). As at June 30, 2015, the Company had a total share unit liability of $10,328,000 (2014: $4,466,000) in respect of share units under the PSU, RSU and DSU plans described herein.

The compensation expense arising from share unit grants is amortized over the relevant vesting periods of the underlying units.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and six months ended June 30, 2015 and 2014

17.	Contingencies

(a)	Legal and other claims

The Company is subject to legal and other claims that arise in the ordinary course of its business. The Company does not believe that the results of these claims will have a material effect on the Company’s balance sheet or income statement.

(b)	Guarantee contracts

In the normal course of its business, the Company will in certain situations guarantee to a consignor a minimum level of proceeds in connection with the sale at auction of that consignor‘s equipment.

At June 30, 2015 there was $29,949,000 of industrial equipment guaranteed under contract, all of which is expected to be sold prior to the end of June 2016 (December 31, 2014 - $85,967,000 all of which sold prior to the end of May 2015).

At June 30, 2015 there was $17,718,000 of agricultural equipment guaranteed under contract, of which 90% is expected to be sold prior to the end of September 2015, with the remainder to be sold prior to the end of November 2015 (December 31, 2014 - $15,793,000 of which 92% is expected to be sold prior to the end of April 2015, with the remainder to be sold by June 2015).

The outstanding guarantee amounts are undiscounted and before estimated proceeds from sale at auction.

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